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                                                                   EXHIBIT 10(t)

                                 LEASE AGREEMENT

         THIS AGREEMENT, made this 4th day of April 1994, by and between JOHN A. WAREHIME and PATRICIA M. WAREHIME, husband and wife, R.D. #3, Hanover, Pennsylvania, hereinafter referred to as "LESSOR"; and HANOVER FOODS CORPORATION, a duly organized Pennsylvania corporation, having its principal office located at 1486 York Street, Hanover, Pennsylvania, hereinafter referred to as "LESSEE".

                              W I T N E S S E T H:

1.       Leased Premises

         LESSOR does hereby lease to LESSEE and LESSEE does hereby lease from LESSOR one two story stone farm house and adjoining one story guest house located on Trolley Road, R.D. #3, Hanover, Heidelberg Township, Pennsylvania.

2.       Term of Lease

         The term of this lease shall be from April 1, 1994 to March 31, 1995. Said lease shall automatically renew from year to year on the same terms and conditions unless either party gives the other party at least thirty (30) days written notice prior to the end of the term of this Lease Agreement.
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3.       Rent

         LESSEE shall pay rent for the use of the demised premises at the rate of Four Thousand Five Hundred ($4,500.00) Dollars per month due on or before the 10th of the month for the month of use. (One Thousand ($1,000.00) Dollars per month to be retained for escrow.)

4.       Real Estate Taxes, Insurance, Utilities

         LESSOR shall be responsible for all real estate taxes and owner's fire, casualty and liability insurance on said demised premises. LESSEE shall be responsible for the payment of all utility bills incurred in LESSEE's use of the demised premises. LESSEE shall be responsible for any insurance necessary to protect any LESSEE's personal property located on the demised premises. LESSEE shall carry general liability insurance on said demised premises in the minimum amount of $500,000 per occurrence and $1,000,000 per aggregate.

5.       Repairs and Maintenance

         LESSEE shall be responsible and pay the cost of all repairs necessary to maintain the premises, except major structural repairs which will be the obligation of the LESSOR. LESSEE shall be responsible for all snow removal on adjoining walkways to said demised premises.


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         IN WITNESS WHEREOF, the parties to this Agreement have hereunto set their hands and seals, the date above written.




/s/ Patricia H. Townsend                 /s/ John A. Warehime
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            WITNESS                          JOHN A. WAREHIME, LESSOR


/s/ Patricia H. Townsend                 /s/ Patricia M. Warehime
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            WITNESS                        PATRICIA M. WAREHIME, LESSOR







ATTEST:                                HANOVER FOODS CORPORATION


/s/ Gary T. Knisely                    /s/ David M. Suchniak
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       GARY T. KNISELY                           DAVID M. SUCHNIAK
          SECRETARY                       VICE PRESIDENT - FINANCE & CFO


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